UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 9, 2002

PROVIDENT FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8019 (Commission File Number)	31-0982792 (IRS Employer Identification No.)

One East Fourth Street, Cincinnati, Ohio (Address of principal executive offices)	45202 Zip Code

Registrant's telephone number, including area code	(513) 579-2000

(Former name or former address, if changed since last report.)

Item 9.    Regulation FD Disclosure.

        Pursuant to Commission Order No. 4-460, the Chief Executive Officer and Chief Financial Officer of Provident Financial Group, Inc. each delivered to the Securities and Exchange Commission on August 9, 2002 statements under oath regarding facts and circumstances relating to certain filings made under the Securities Exchange Act of 1934 by Provident Financial Group, Inc. The statements are attached as Exhibits 99.1 and 99.2.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

99.1	Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

99.2	Statement Under Oath of Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 9, 2002	PROVIDENT FINANCIAL GROUP, INC. By: /s/Mark E. Magee Mark E. Magee Vice President and Secretary